EXHIBIT 99.1

Source: Corautus Genetics Inc.

Press Release

Corautus Genetics Inc. Begins Trading on NASDAQ

New Symbol Is VEGF

ATLANTA, October 13, /PRNewswire-FirstCall/ — Corautus Genetics Inc. (NASDAQ: VEGF) announced today that effective with the opening of trading this morning, Wednesday, October 13, 2004, shares of the Company’s common stock began trading on The NASDAQ Stock Market® under the symbol VEGF. The Company’s common stock had previously been traded on the American Stock Exchange under the symbol of CAQ.

“Our move to NASDAQ is an important part of our plan to gain more visibility for Corautus Genetics and increase the liquidity of our shares,” said Richard E. Otto, President and CEO of Corautus. “We believe that NASDAQ’s multiple market maker system will help us achieve these goals and position us among other innovative companies with clinical-stage programs who are part of The NASDAQ Stock Market.”

Bruce Aust, Executive Vice President of The NASDAQ Stock Market, said, “We are honored that Corautus has selected NASDAQ as the market of choice for their investors. As an emerging leader in the treatment of severe cardiovascular and vascular disease, Corautus embodies the innovation that defines our listed companies and our stock market as a whole.”

About Corautus Genetics Inc.

Corautus Genetics Inc. is a clinical-stage biopharmaceutical company dedicated to the development of gene transfer therapy products for the treatment of severe cardiovascular and peripheral vascular disease. Corautus is currently developing and testing a gene transfer product using the Vascular Endothelial Growth Factor-2 (VEGF-2) gene to promote therapeutic angiogenesis in ischemic muscle. In July 2003, Corautus entered into a strategic alliance with Boston Scientific Corporation (NYSE: BSX) to develop, commercialize and distribute the VEGF-2 gene therapy products. For more information, please visit http://www.corautus.com.

About the Technology

VEGF-2 is a growth factor that is believed to promote the development of supplemental collateral blood vessels, a process known as therapeutic angiogenesis. In the Phase IIb trial for severe cardiovascular disease, VEGF-2 is delivered to the ischemic tissue in the heart muscle in the form of naked DNA plasmid, a non-viral vector. Once administered, the DNA plasmid appears to be taken up and expressed by myocardium near the injection site. Inside the cell, the DNA plasmid then enters the nucleus of the cell without a requirement of incorporation into the genomic DNA. The Phase IIb clinical trial expects to see the effect of the expression of DNA-encoded VEGF-2, which in turn stimulates the growth of new blood vessels by promoting the migration and proliferation of endothelial cells in the heart.

Forward-Looking Statement

This press release may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain factors, risks and uncertainties that may cause actual results, events and performances to differ materially from those referred to in such statements. These risks include statements which address operating performance, events or developments that we expect or anticipate will occur in the future, such as projections about our future results of operations or our financial condition, adequacy of funding, benefits from the alliance with Boston Scientific, research, development and commercialization of our product candidates, anticipated trends in our business, manufacture of sufficient and acceptable quantities of our proposed products, approval of our product candidates, meeting additional capital requirements, benefits from switching to the NASDAQ Stock Market and other risks that could cause actual results to differ materially. These risks are discussed in Corautus Genetics Inc.’s Securities and Exchange Commission filings, including, but not limited to, the risk factors in Corautus’ Annual Report on Form 10-K for the year ended December 31, 2003 (File No. 001-15833) filed March 30, 2004, which are incorporated by reference into this press release.

CONTACT: Investor Relations, Jack W. Callicutt of Corautus Genetics Inc., 404-526-6200, or fax, 404-526-6218; and Media Relations, Justin Jackson of Burns McClellan, on behalf of Corautus Genetics Inc., 212-213-0006, jjackson@burnsmc.com